Exhibit 23.4





                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Unit Corporation for the registration of 7,220,000 shares of its common stock of our report dated May 15, 2002, except for the matter described in the fourth paragraph of Note 1 for which the date is June 26, 2002, with respect to the combined financial statements of CDC Drilling Company included in Unit Corporation's Amendment to Current Report on Form 8-K dated September 20, 2002, filed with the Securities and Exchange Commission.



                                           Ernst & Young LLP

Tulsa, Oklahoma
September 20, 2002